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                                                                   EXHIBIT 10.19

                   PARADIGM MUSIC ENTERTAINMENT COMPANY, INC.
                           67 Irving Place, 4th Floor
                            New York, New York 10003

                                                       January 1, 1996

Mr. Thomas McPartland
145 Glenlawn Avenue
Sea Cliff, New York 11579

Dear Tom:

Paradigm Music Entertainment Corporation, Inc., a New York corporation (hereinafter referred to as "Paradigm"), agrees to employ you and you agree to accept such employment under the following terms and conditions:

1.   TERM OF EMPLOYMENT.

Except for earlier termination as provided in this Agreement, your employment under this Agreement shall be for a term of three (3) years commencing on the date hereof and terminating on December 31, 1998 (hereinafter referred to as the "Term").

2.   COMPENSATION.

     (a) You shall be compensated for all services rendered by you under this Agreement at the rate of Three Hundred Seventy-five Thousand Dollars ($375,000) per annum (your "base salary"), payable in such manner as is consistent with Paradigm's payroll practices for its most senior executive employees. Paradigm currently pays its employees on a bi-weekly basis. Prior to December 31 of each year during your employment with Paradigm, commencing with December 31, 1997, the Board of Directors shall review your performance, the earnings of Paradigm during the prior year and Paradigm's economic prospects for the coming year and shall consider in its good faith business judgment and discretion whether to increase the base salary payable to you hereunder.

     (b) During the Term of your employment hereunder at such time as determined by the Board following the completion of the audit of Paradigm's financial statements for the fiscal year of Paradigm ending during such year of employment, but in no case later than March 31, you shall receive additional compensation in the form of a cash bonus based upon such performance goals and objectives as shall be mutually determined, in good faith, by you and the Board.
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     (c)  Notwithstanding subparagraphs 2(a) and (b) hereinabove, you hereby acknowledge and agree that your base salary shall not be increased during the first thirteen (13) months of the Term.

     (d) In addition to your salary, you shall be entitled to receive bonus compensation for each of the calendar years, commencing February 1997, during the Term, which will be based upon the measurement of performance against reasonable objectives, mutually determined by you and the Board, in accordance with the Paradigm incentive plan, as same may be amended from time to time.

3.   EMPLOYMENT OF EXECUTIVE, ACCEPTANCE OF EMPLOYMENT; TIME AND ATTENTION.

     (a) Paradigm hereby employs you as President, Chief Executive Officer and Chairman of the Board of Paradigm to perform such duties and responsibilities incident to such office, subject at all times to the reasonable control and reasonable direction of the Board of Directors of Paradigm (hereinafter referred to as the "Board"). You may be elected to such other offices as may, from time to time, be determined by the mutual agreement of you and the Board.

     (b) You hereby accept such employment and agree that throughout the period of your employment hereunder, you will devote such time, attention, knowledge and skills, faithfully, diligently, and to the best of your ability, in furtherance of the business of Paradigm as is necessary to perform your duties and responsibilities herein. As Chief Executive Officer, you shall be the principal Executive Officer of Paradigm and shall in general, manage and control all of the day-to-day operations of Paradigm. You shall have the responsibility for and control of the day-to-day operations of the Paradigm, including, but not limited to, developing and reviewing Paradigm's business plans and its profit and cash budgets, formulating policies and marketing strategies, setting inventory levels, selecting product manufacturers evaluating personnel and subject to the reasonable approval of the Board, the selection of operating officers and managers of Paradigm. You shall also perform such specific duties and shall exercise such specific authority related to the management of the day-to-day operations of Paradigm consistent with your position of Chief Executive Officer as may be reasonably assigned to you from time to time by the Board. You shall be President and Chief Executive Officer of Paradigm. Promptly after the execution hereof you will be appointed a Director of the Corporation.

          Notwithstanding the foregoing in this paragraph, you shall not be precluded from engaging in recreational, eleemosynary, educational and other activities which do not materially interfere with his duties hereunder.

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4. BENEFITS.

You shall be entitled to four (4) weeks vacation during each year of your employment with Paradigm you shall be entitled to any other employee benefits which are provided to senior executives of Paradigm. For example, you will be eligible to participate in life and medical insurance, 401 (k), stock option and other similar plans as the Board may have approved or may from time to time hereafter approve for its senior executive employees and in accordance with the terms of such plans. The foregoing, however, shall not be construed to require Paradigm to establish any such plans or to prevent Paradigm from modifying or terminating any such plans, and no such action or failure thereof shall affect this Agreement.

5. EXPENSES.

Paradigm will promptly reimburse you for reasonable expenses, including traveling expenses, actually incurred by you in connection with the business of Paradigm upon the presentation by you of appropriate substantiation for such expenses.

6. RESTRICTIVE COVENANTS.

      (a) During such time as you shall be employed by Paradigm (the "Restricted Period"), you shall not, without the consent of the Board, directly or indirectly, become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business which is conducted in any of the jurisdictions in which Paradigm's business is conducted and which is competitive with the business in which Paradigm is engaged or plans to be engaged at the time your employment with Paradigm ceases; provided, however, that nothing contained herein will prevent you from owning less than five percent (5%) of any class of equity or debt securities listed on a national securities exchange or traded in any established over-the-counter securities market, so long as such involvement with the issuer of any such securities is solely that of a passive investor.

      (b) During the Restricted Period, you shall not employ or otherwise engage, or offer to employ or otherwise engage, or solicit, entice or induce for you or any other person, entity or corporation, the services or employment of any person who is or has been an employee, sales representative, consultant to or agent of Paradigm at the time of, or at any time during the year prior to, the termination of your employment with Paradigm.

      (c) The parties hereto intend that the covenants contained in this
Section 6 shall be deemed a series of separate covenants for each country, state, county and city. If, in any judicial


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proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 6 because, taken together, they cover too extensive a geographic area the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are least populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 6.

      (d) The provisions of this Section 6 shall survive your employment hereunder and the termination of this Agreement for any reason whatsoever.

7.    CONFIDENTIALITY, NON-INTERFERENCE AND PROPRIETARY INFORMATION.

      (a) Confidentiality. In the course of your employment by Paradigm, you will have access to and possession of valuable and important confidential or proprietary data or information of Paradigm and its operations. You will not at any time divulge or communicate to any person nor shall you direct any of Paradigm's employees to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing your duties hereunder) or use to the detriment of Paradigm or for the benefit of any other person, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as confidential or secret. You shall take all reasonable precautions in handling the confidential or proprietary data or information, shall limit the use and circulation of the confidential or proprietary data or information within Paradigm to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by Paradigm to protect the confidentiality of the confidential or proprietary data or information, however, you may disclose such information when you are required to do so pursuant to a court or governmental order.

      (b) Confidential or Proprietary Data or Information. The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available within industry or received from a non-affiliated third party who is not bound by confidentiality, including, without limitation, personnel information, financial information, customer lists, supplier lists, trade secrets, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.



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     (c)  Non-Interference. You agree that, for the period one (1) year after the termination or expiration of your employment hereunder, you will not at any time after the termination of your employment with Paradigm, for your own account or for the account of any other person, unduly interferes with Paradigm's relationship with any of its suppliers, customers or employees. However, this sub-paragraph is not intended to prevent you from pursuing the professional services of performing artists which are not and have not been under contract to Paradigm.

     (d) Return of Property. All written materials, records and documents made by you or coming into your possession during your employment concerning any products, processes or equipment manufactured, used, developed, investigated or considered by Paradigm or otherwise concerning the business or affairs of Paradigm shall be the sole property of Paradigm, and upon termination of your employment, or upon request of Paradigm during your employment, you shall promptly deliver the same to Paradigm. In addition, upon termination of your employment, or upon request of Paradigm during your employment, you will deliver to Paradigm all other property belonging to Paradigm in your possession or under your control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists and other documents, and all Paradigm credit cards.

     (e) Paradigm. For purposes of this Section 7,"Paradigm" shall mean the Company and any subsidiaries or affiliates of Paradigm.

     (f) Survival. The provisions of this Section 7 shall survive your employment hereunder and the termination of this Agreement for any reason whatsoever.

8.   EQUITABLE RELIEF.

With respect to the covenants contained in Sections 6 and 7 of this Agreement, you agree that any remedy at law for any breach or threatened or attempted breach of such covenants may be inadequate and that Paradigm shall be entitled to seek specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief to enforce its rights hereunder or any other relief a court might award.

9.   EARLIER TERMINATION.

     (a) Your employment under this Agreement shall terminate on the following terms and conditions:

          (i) Your employment under this Agreement shall terminate automatically on the date of your death.


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        ii)  Your employment under this Agreement shall terminate immediately upon a determination in the sole judgment of a third party physician that you have been unable by reason of physical or mental disability to adequately perform fully your duties hereunder for an aggregate of 90 calendar days (whether or not continuous) during any period of 360 consecutive calendar days.

        iii) Your employment under this Agreement shall terminate immediately upon Paradigm sending your written notice terminating your employment hereunder for just cause. For purposes of this Agreement, "just cause" shall include, but not be limited to, (A) action by you involving dishonesty, fraud or misconduct,
(B) your conviction of a felony, or your willful refusal or any material failure by you to perform your duties in accordance with this Agreement. A written notice of termination in reasonable detail given to you by Paradigm shall specify the reason(s) for such termination, and in the case where a cause for termination shall be susceptible of cure, and such notice of termination is the first notice of termination given to you for such reason, if you fail to cure such cause for termination within fifteen (15) business days after the date of such notice, termination shall be effective upon the expiration date of such fifteen (15) day period, and if you cure such cause within said period, such notice of termination shall be ineffective.

        iv) If your employment is terminated during the Term pursuant to Paragraph 9(a)(i), (ii) or (iii) herein above, Paradigm will pay you, in lieu of any other payments hereunder, your base salary, bonus and vacation pay that has accrued to that date and is payable under Paradigm's standard policies. You acknowledge that upon receipt of such payment, Paradigm will have no further obligations to you under this agreement.

        (b) If Paradigm terminates this Agreement other than for cause, you shall have the right to receive, for the unexpired Term, your base salary, benefits and bonus, plus any base salary that has actually accrued to the date of termination without regard to mitigation or offset by you.

10.     ENTIRE AGREEMENT; MODIFICATION.

This Agreement constitutes the full and complete understanding of the parties hereto and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof, and as to any such prior agreements and understandings you hereby acknowledge that you have no outstanding or contingent rights or claims of any nature. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement,



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statement or promise not contained in this Agreement shall be valid or binding.
This Agreement may not be modified or amended except by an instrument in writing signed by the party against which enforcement may be sought.

11.  SEVERABILITY.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

12.  WAIVER OF BREACH.

The waiver by either party of a breach of any provision of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

13.  NOTICES.

All notices hereunder shall be in writing and shall be sent by express mail or by certified or registered mail, postage prepaid, return receipt requested, if to you, to your residence as listed in Paradigm's records; and if to Paradigm, to Paradigm Music Entertainment Company, 62 Irving Place, 4th floor, New York, NY 10003 and to Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, Attention: Barry H. Platnick, Esq.

13.  ASSIGNABILITY: BINDING EFFECT

This Agreement shall not be assignable by you. This Agreement shall be binding upon and inure to the benefit of you, your legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of Paradigm, its successors and assigns.

14.  THIRD PARTIES

Except as specifically set forth or referred to herein, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

15.  GOVERNING LAW.


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This Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflicts or choice of law provisions thereof.

16.  HEADINGS.

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

17.  REVIEW OF THIS AGREEMENT: NO CONFLICTING AGREEMENTS.

The parties hereto hereby acknowledge that they have carefully read this Agreement and each hereby represents and warrants to each other that they are entering into this Agreement, and the respective obligations and duties undertaken by them hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any employment or other agreement to which they are a party and that each party is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

If this letter correctly sets forth our understanding, please sign the duplicate original in the space provided below and return it to Paradigm, whereupon this shall constitute the Employment Agreement between you and Paradigm effective for the term as stated herein.

                                   PARADIGM MUSIC ENTERTAINMENT
                                     COMPANY, INC.

                                   By: /s/ LOUIS A. FALCIGNO
                                       ---------------------------
                                           Louis A. Falcigno

Agreed as of the date
first above written:

/s/ THOMAS MCPARTLAND
---------------------
THOMAS MCPARTLAND


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